News Release

Exhibit 99.2

ATLANTA, September 30, 2016 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; "Company") today declared a quarterly dividend of 13 cents per share. The dividend is payable on November 1, 2016 to shareholders of record on October 18, 2016.
The Company will hold its Annual Meeting of Stockholders at 11:00 a.m. ET on Friday, January 6, 2017, in the Madison Room of the Four Seasons Hotel, 75 Fourteenth Street N.E., Atlanta, Georgia.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world's leading providers of indoor and outdoor lighting and energy management solutions. With fiscal year 2015 net sales of $2.7 billion, Acuity Brands employs approximately 10,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company's products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting(TM), Winona® Lighting, Juno®, Indy(TM), AccuLite®, Aculux(TM), NaviLite®, DanaLite(TM), Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps(TM), Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls® and Acuity Controls(TM).
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Company Contact:
Dan Smith
Acuity Brands, Inc.
dan.smith@acuitybrands.com
(404) 853-1423